Form 5305-EA      Education Individual Retirement Custodial Ac
                  count
(January 1998)                                                 DO NOT File
Department of     (Under section 530 of the Internal Revenue C With the Inte
the Treasury      ode)                                         rnal
Internal                                                       Revenue Servi
Revenue Service                                                ce
Name of depositor          Depositor's
                           identification number
                                                     Check if Amendment     "
Name of designated beneficiary          Designated beneficiary's
                                        identification number

Address of designated beneficiary       Date of birth of designated
                                        beneficiary

Name of responsible individual
(generally the parent or guardian of
the designated beneficiary)


Address of responsible individual


Name of Custodian                       Address or principal place of
U. S. Bank National Association         business of custodian
                                        1700 Farnam Street, Omaha, Nebraska
                                        68102

      The depositor whose name appears above is establishing an education individual retirement custodial account under section 530 for the benefit of the designated beneficiary whose name appears above exclusively to pay for the qualified higher education expenses, within the meaning of section 530(b)(2), of such designated beneficiary.
      The  custodian  named  above has provided the depositor  with  a  concise statement disclosing the provisions governing section 530. This disclosure statement must include an explanation of the statutory requirements applicable to, and the income tax consequences of establishing and maintaining an account under section 530. Providing the depositor with a copy of Notice 97-60, 1997-46 I.R.B. 8 (November 17, 1997) is considered a sufficient disclosure statement. The custodian also will provide a copy of this form and the disclosure statement to the responsible individual, as defined in Article VI below, if the responsible individual is not the same person as the depositor.

          The      depositor      assigned      the      custodial      account
_________________________________________________________               dollars
($__________________________) in cash.
     The depositor and the custodian make the following agreement:
_______________________________________________________________________________
___________________________________________________________________

                                   Article I
     The custodian may accept additional cash contributions. These contributions may be from the depositor, or from any other individual, for the benefit of the designated beneficiary, provided the designated beneficiary has not attained the age of 18 as of the date such contributions are made. Total contributions that are not rollover contributions described in section 530(d)(5) are limited to a maximum amount of $500 for the taxable year.

                                  Article II
     The maximum aggregate contribution that an individual may make to the custodial account in any year may not exceed the $500 in total contributions that the custodial account can receive. In addition, the maximum aggregate contribution that an individual may make to the custodial account in any year is phased out for unmarried individuals who have modified adjusted gross income
(AGI) between $95,000 and $110,000 for the year of the contribution and for married individuals who file joint returns with modified AGI between $150,000 and $160,000 for the year of the contribution. Unmarried individuals with modified AGI above $110,000 for the year and married individuals who file joint returns and have modified AGI above $160,000 for the year may not make a contribution for that year. Modified AGI is defined in section 530(c)(2).

                                  Article III
     No part of the custodial account funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common investment fund (within the meaning of section 530(b)(1)(D)).

                                  Article IV
     1. Any balance to the credit of the designated beneficiary on the date on which such designated beneficiary attains age 30 shall be distributed to the designated beneficiary within 30 days of such date.
     2. Any balance to the credit of the designated beneficiary shall be distributed to the estate of the designated beneficiary within 30 days of the date of such designated beneficiary's death.

                                   Article V
     The depositor shall have the power to direct the custodian regarding the investment of the above-listed amount assigned to the custodial account (including earnings thereon) in the investment choices offered by the custodian. The responsible individual, however, shall have the power to redirect the custodian regarding the investment of such amounts, as well as the power to direct the custodian regarding the investment of all additional contributions (including earnings thereon) to the custodial account. In the event that the responsible individual does not direct the custodian regarding the investment of additional contributions (including earnings thereon), the initial investment direction of the depositor also will govern all additional contributions made to the custodial account until such time as the responsible individual otherwise directs the custodian. Unless otherwise provided in this agreement, the responsible individual also shall have the power to direct the custodian regarding the administration, management, and distribution of the account.

                                  Article VI
     The "responsible individual" named by the depositor shall be a parent or guardian of the designated beneficiary. The custodial account shall have only one responsible individual at any time. If the responsible individual becomes incapacitated or dies while the designated beneficiary is a minor under state law, the successor responsible individual shall be the person named to succeed in that capacity by the preceding responsible individual in a witnessed writing or, if no successor is so named, the successor responsible individual shall be the designated beneficiary's other parent or successor guardian. Unless otherwise directed by checking the option below, at the time that the designated beneficiary attains the age of majority under state law, the designated beneficiary becomes the responsible individual.

_____     Option (This provision is effective only if checked):  The responsible individual shall continue to serve as the responsible individual for the custodial account after the designated beneficiary attains the age of majority under state law and until such time as all assets have been distributed from the custodial account and the custodial account terminates.
If the responsible individual becomes incapacitated or dies after the designated beneficiary reaches the age of majority under state law, the responsible individual shall be the designated beneficiary.
ISA
STF FED 9038F.1                                             Form 5305-EA (1-98)


Form 5305-EA (1-98)                                                      Page 2

                                  Article VII
     The responsible individual _____ may or _____ may not change the beneficiary designated under this agreement to another member of the designated beneficiary's family described in section 529(e)(2) in accordance with the custodian's procedures.

                                 Article VIII
     1. The depositor agrees to provide the custodian with the information necessary for the custodian to prepare any reports required under section 530(h).

     2. The custodian agrees to submit reports to the Internal Revenue Service and the responsible individual as prescribed by the Internal Revenue Service.

                                  Article IX
     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV will be controlling. Any additional articles that are not consistent with section 530 and related regulations will be invalid.

                                   Article X
     This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the depositor and the custodian whose signatures appear below.
_______________________________________________________________________________
_____________________________________________________________________
Note:     The following space (Article XI) may be used for any other provisions you want to add. If you do not want to add any other provisions, draw a line through this space. If you do add provisions, they must comply with applicable requirements of state law and the Internal Revenue Code.
_______________________________________________________________________________
_____________________________________________________________________



                                 SEE ATTACHED







_______________________________________________________________________________


Depositor's signature

_______________________________________________________________________________
Date_______________________________________

Custodian's signature

_______________________________________________________________________________
Date_______________________________________

Witness' signature
_______________________________________________________________________________
Date_______________________________________
(Use only if signature of the depositor or the custodian is required to be wit nessed.)
_______________________________________________________________________________
_____________________________________________________________________

General Instructions       section 408(n), or any    only for an Ed IRA for
                           person who has the        which a return is filed
Section references are     approval of the IRS to    to report unrelated
to the Internal Revenue    act as custodian.  Any    business income.  An EIN
Code unless otherwise      person who may serve as   is required for a common
noted.                     a custodian of a          fund created for Ed
                           traditional IRA may       IRAs.
Purpose of Form            serve as the custodian
                           of an Ed IRA.             Specific Instructions
Form 5305-EA is a model
custodial account          Depositor.  The           Article XI.  Article XI
agreement that meets the   depositor is the person   and any that follow may
requirements of section    who                       incorporate additional
530(a) and has been        establishes the           provisions that are
automatically approved     custodial account.        agreed to by the
by the IRS.  An                                      depositor and custodian
education individual       Designated beneficiary.   to complete the
retirement account (Ed     The designated            agreement.  They may
IRA) is established        beneficiary is the        include, for example,
after the form is fully    person on whose behalf    provisions relating to:
executed by both the       the custodial account     definitions, investment
depositor and the          has been established.     powers, voting rights,
custodian.  This account                             exculpatory provisions,
must be created in the     Responsible individual.   amendment and
United States for the      The responsible           termination, removal of
exclusive purpose of       individual, generally,    the custodian,
paying the qualified       is a parent or guardian   custodian's fees, state
higher education           of the designated         law requirements,
expenses of the            beneficiary.  However,    treatment of excess
designated beneficiary.    under certain             contributions, and
                           circumstances, the        prohibited transactions
   Do not file Form 5305-  responsible individual    with the depositor,
EA with the IRS.           may be the designated     designated beneficiary,
Instead, keep it for       beneficiary.              or responsible
your records.                                        individual, etc.  Use
                           Identification Numbers    additional pages as
   For more information,                             necessary and attach
including information      The depositor's and       them to this form.
about the required         designated beneficiary's
disclosure you must get    social security numbers   Optional provisions in
from your custodian, see   will serve as their       Article VI and Article
Notice 97-60, 1997-46      identification numbers.   VII. Form 5305-EA may be
I.R.B. 8 (November 17,     If the depositor is a     reproduced in a manner
1997).                     nonresident alien and     that provides only those
                           does not have an          optional provisions
Definitions                identification number,    offered by the
                           write "Foreign" in the    custodian.
Custodian.  The            block where the number
custodian must be a bank   is requested.  The        Note:  Form 5305-EA may
or savings and loan        designated beneficiary's  be reproduced and
association, as defined    social security number    reduced in size for
in                         is the identification     adaption to passbook
                           number of his or her Ed   purposes.
                           IRA.  An employer
                           identification number
                           (EIN) is required

STF FED 9038F.1






                           ARTICLE XI
 Form 5305-EA Education Individual Retirement Custodial Account

           1. Upon completion and execution of the Form 5305-EA by the Depositor, and upon acceptance thereof by U.S. Bank National Association (hereinafter the "Custodian"), the Custodian shall establish and maintain an Education Individual Retirement Custodial Account (hereinafter the "Account"), in the name of the Designated Beneficiary. The Account established for the Designated Beneficiary shall be an Education IRA as described in
Section 530 of the Internal Revenue Code. The contributions to the Education IRA on behalf of the Designated Beneficiary and any accumulations and earnings thereon shall be credited to the Account.
           2. The amount of each contribution on behalf of the Designated Beneficiary shall be applied to the purchase of shares of Bridges Investment Fund, Inc. (hereinafter referred to as "Investment Company Shares"). Such purchases shall be made on the first business day following the day said contribution is received; provided, however, if the contribution received is less than $500 then, in such event, the purchase of Investment Company Shares shall be made not later than the next following 5th, 15th or 25th day of the month after receipt of the contribution.
           3. All cash dividends and capital gain distributions received in respect of Investment Company Shares held in the Account shall be reinvested in shares of the Investment Company from which they were received and such shares shall be credited to such Account. Such reinvestment shall be made on the last bank business day of the month in which the distribution is received by the Custodian and on which such shares are offered for sale. The amount of each such distribution, unless received in additional shares of such Company, and the amount of each contribution credited to such Account shall be applied to the purchase of as many full Investment Company Shares as can be purchased with the amount of such contribution or distribution plus any uninvested, unexpended balance of any prior such amount credited to such Account, and the Custodian, in its discretion may, but need not, purchase fractional shares of such Company. Any uninvested, unexpended balance of such contribution or distribution shall remain credited to such Account. If any distribution from Bridges Investment Fund, Inc., may be received at the election of the shareholder in additional Investment Company Shares or in cash or other property, the Custodian shall elect to receive such distribution in additional Investment Company Shares. All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee, but ownership thereof shall be deemed vested in the Designated Beneficiary subject to the terms and provisions of this Article XI.
          4. The Custodian shall make payments from the Account from time to time in accordance with written instructions, in form acceptable to the Custodian, received from the Depositor, or "Responsible Individual" (as that term is defined in Article VI). The Custodian shall be fully protected in acting on written instructions of the Depositor or Responsible Individual and shall not be liable with respect to such payment. The Depositor shall be solely responsible for determining his or her eligibility to establish the Account, and the Depositor and/or Responsible Individual shall be solely responsible for the tax consequences of contributions to and distributions from the Account. The Custodian shall be entitled to rely absolutely on the representations of the Depositor and/or Responsible Individual with respect to all such matters. The Custodian shall only be held responsible for a failure to use ordinary diligence in safekeeping all funds deposited hereunder or making payments as required by the Depositor or Responsible Individual.
           5. Subject to applicable federal and state penalty taxes for distributions not used for qualified education expenses, or distributions in excess of such expenses, the Responsible Individual shall always have the right to withdraw all or any part of this Account upon written notice to the Custodian.
           6. Payments made in accordance with this Agreement will continue only so long as amounts remain in the Account. Once the Account is exhausted, the Custodian will be relieved of any and all liability to make payments to the Depositor or his or her Beneficiary.
           7. The Custodian shall not engage in any prohibited transactions as defined in Section 4975 of the Internal Revenue Code.
           8. The Depositor or the Custodian shall have the right to terminate the Account upon 60 days written notice to the other party. In the event of such termination, the Custodian shall make distribution of the Account to the Depositor or to another education IRA designated by the Depositor.